FOR IMMEDIATE RELEASE

JAGGED PEAK, INC. REPORTS 21% ORGANIC REVENUE GROWTH AND INCREASED MARGINS

CLEARWATER, FL – August 11, 2008 – Jagged Peak, Inc. (OTCBB: JGPK), a global provider of enterprise commerce, demand management, and fulfillment solutions and services, announced financial results for the second quarter ended June 27, 2008.

Net revenues for the 13-week period ended June 27, 2008 increased 21% to approximately $3.9 million, compared to approximately $3.2 million for the same period last year. Gross margins improved to 29% from 24% in the second quarter of 2008. EBITDA for the 13-week period ended June 27, 2008 was approximately $118,800 compared to approximately $14,800 in the same period of 2007. The company reported a net loss of $68,100 or $0.00 per share for the quarter ended June 27, 2008 compared to a net loss of $146,200 or $(0.01) per share in the same period of 2007.

For the 26-week period ended June 27, 2008, Jagged Peak reported net revenue of $7.8 million, an increase of 21% as compared to $6.4 million reported for the 26-week period ended June 29, 2007. Gross margins improved to 26.1% for the first six months of 2008 compared to 22.3% for the first six months of 2007. EBITDA for the 26-week period ended June 27, 2008 was approximately $193,300 compared to approximately $20,100 in the comparable period of the prior year. The company reported a net loss of $153,600 or $(0.01) per share in the first six months of 2008 compared to a loss of $302,200 or $(0.02) per share in the first six months of 2007.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, Inc. commented, “Our Company recorded solid revenue gains for the second quarter and first half of 2008 and we are particularly pleased with the continued improvement in our gross margins. As we approach the third and fourth quarters, which are historically the Company’s stronger quarters because of our link to seasonality in the retail sector, we are expanding our warehouse space to meet the increased demand we are already experiencing.”

“We continue to grow the e-marketing portion of our business through the addition of several new technology contracts. In addition to broadening our client base during the second quarter, our largest customers including Nespresso, a division of Nestle, have demonstrated continued growth, creating increased demand for our services. From a technology standpoint, we continuously expand our EDGE software to provide the enhancements our clients require for effective real-time supply chain management. Likewise, we remain focused on strategically developing our warehouse network and growing our optimized distribution model which enables our customers to provide faster delivery times with lower shipping costs. We believe the strength of our EDGE technology, coupled with our growing warehouse network and distribution capabilities, positions us well to capitalize on opportunities associated with the rapidly growing e-marketplace.”

USE OF GAAP AND NON-GAAP MEASURES

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), the Company has included in this report earnings “EBITDA,” with EBITDA being defined by the Company as earnings before interest, taxes, depreciation and amortization. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation of EBITDA. For each non-GAAP financial measure, the Company has presented the most directly comparable GAAP financial measure and has reconciled the non-GAAP financial measure with such comparable GAAP financial measure.

These non-GAAP financial measures provide useful information to investors to assist in understanding the underlying operational performance of the Company. Specifically, EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. In addition, the Company uses these non-GAAP financial measures internally to measure its on-going business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. The Company’s flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time.

Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. For more information, visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the market, increased competition, our ability to attract and retain qualified personnel, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 28, 2007.

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
813.637.6900	813.637.6900

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Jagged Peak, Inc.

Statements of Operations (Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Revenue
Gross revenue	$4,507,400	$3,874,500	$9,174,200	$8,077,100
Discounts, freight and other	(645,100)	(687,300)	(1,369,900)	(1,621,900)

Net revenues	3,862,300	3,187,200	7,804,300	6,455,200

Cost of sales	2,755,700	2,433,500	5,763,900	5,016,500

Gross profit	1,106,600	753,700	2,040,400	1,438,700

Operating expenses:

General and administrative expenses	1,065,600	840,100	1,995,000	1,627,600

Operating profit (loss)	41,000	(86,400)	45,400	(188,900)

Other expenses:
Interest expense	138,700	136,500	265,400	265,900
Loss on disposal of assets

Total other expenses	138,700	136,500	265,400	265,900

Loss before tax benefit	(97,700)	(222,900)	(220,000)	(454,800)

Provision for income tax benefit	(29,600)	(76,700)	(66,400)	(152,600)

Net loss	$(68,100)	$(146,200)	$(153,600)	$(302,200)

Weighted average number of common shares outstanding – basic & fully diluted	14,631,206	13,949,837	14,629,400	13,918,213

Net loss per share – basic & fully diluted	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Jagged Peak, Inc.

Balance Sheets

	June 27, 2008	December 28, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$139,600	$74,000
Accounts receivable, net of allowance for doubtful accounts of $130,000 at June 27, 2008 and December 28, 2007	1,282,600	2,503,400
Other receivables	120,000	122,000
Work in process, net of allowance of $30,000 at June 27, 2008 and December 28, 2007	397,400	195,900
Deferred tax asset	75,300	75,300
Other current assets	413,800	400,800

Total current assets	2,428,700	3,371,400

Property and equipment, net of accumulated depreciation of $1,781,400 and $1,683,000 at June 27, 2008 and December 28, 2007, respectively	388,200	387,400

Other assets:
EDGE application, net of accumulated amortization of $1,301,100 and $1,251,600 at June 27, 2008 and December 28, 2007, respectively	96,400	125,200
Deferred tax asset	1,332,500	1,266,100
Other assets	168,000	308,400

Total long-term assets	1,985,100	2,087,100

Total assets	$4,413,800	$5,458,500

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, trade	$1,173,600	$1,563,400
Accrued payroll and bonuses	315,000	472,500
Other accrued expenses	54,900	65,700
Revolving Note, $769,300 and $835,100 was available at June 27, 2008 and December 28, 2007, respectively		164,900
Deferred rent	25,500	25,500
Notes payable, current portion	540,000	540,000
Deferred revenue and customer deposits	678,500	602,300

Total current liabilities	2,787,500	3,434,300

Long-term liabilities:
Notes payable, net of current portion	1,145,000	1,415,000
Deferred rent, long term	80,300	94,000

Total long-term liabilities	1,225,300	1,509,000

Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding at June 27, 2008 and December 28, 2007
Common stock, $.001 par value; 70,000,000 shares authorized; 14,652,594 shares issued and outstanding at June 27, 2008 and 14,627,594 shares issued and outstanding at December 28, 2007	14,800	14,700
Additional paid-in capital	3,373,800	3,334,500
Accumulated deficit	(2,987,600)	(2,834,000)

Total stockholders’ equity	401,000	515,200

Total liabilities and stockholders’ equity	$4,413,800	$5,458,500

EBITDA RECONCILIATION TABLE

	For the period ended
	June 27, 2008	June 29, 2007
Net loss as reported	$(153,600)	$(302,200)
Income tax benefit	(66,400)	(152,600)
Interest expense	265,400	265,900
Depreciation and amortization	147,900	209,000

EBITDA	$193,300	$20,100